Exhibit 5.1

ATTORNEYS AT LAW 777 EAST WISCONSIN AVENUE MILWAUKEE, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX WWW.FOLEY.COM

February 2, 2026

Orion Energy Systems, Inc.

2210 Woodland Drive

Manitowoc, Wisconsin 54220

Ladies and Gentlemen:

We have acted as counsel to Orion Energy Systems, Inc., a Wisconsin corporation (the “Company”), in connection with the offering by the Company of 500,000 shares (the “Shares”) of the Company’s common stock, no par value per share (the “Common Stock”) to be issued pursuant to that certain Underwriting Agreement, dated as of January 29, 2026, by and between the Company and Craig-Hallum Capital Group LLC, as representative to the underwriters referenced on Schedule I thereto (the “Underwriting Agreement”).

The Shares were registered pursuant to the registration statement on Form S-3 (File No. 333-270197) filed by the Company with the Securities and Exchange Commission (the “Commission”) on March 1, 2023 and declared effective on March 10, 2023 (the “Registration Statement”), the base prospectus dated March 10, 2023, which forms a part of, and is substantially in the form included in, the Registration Statement (the “Base Prospectus”), the preliminary prospectus supplement filed by the Company with the Commission on January 29, 2026 (the “Preliminary Prospectus Supplement”) and the prospectus supplement, dated as of January 29, 2026 and filed by the Company with the Commission on February 2, 2026 (the “Final Prospectus Supplement” and, together with the Base Prospectus and the Preliminary Prospectus, including the documents or portions thereof incorporated by reference therein, as modified or superseded as described therein, the “Prospectus”).

In connection with our representation, we have examined: (i) the Registration Statement and the Prospectus, (ii) the Company’s Amended and Restated Articles of Incorporation, as amended (“Articles of Incorporation”), (iii) the Company’s Second Amended and Restated Bylaws (“Bylaws”), and (iv) certain proceedings and actions taken by the Board of Directors of the Company in connection with the issuance and sale of the Shares. We have also considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company, certificates of officers, directors and representatives of the Company, certificates of public officials, and such other documents as we have deemed appropriate as a basis for the opinions set forth below. In our examination of the above-referenced documents, we have assumed the genuineness of all signatures (including, without limitation, signatures delivered via electronic signature systems such as DocuSign, SecureDocs, or comparable electronic signature methods or systems), the authenticity of all documents, certificates, and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

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February 2, 2026

The opinions expressed herein are limited in all respects to the federal laws of the United States of America and the applicable provisions of the Wisconsin Business Corporation Law as they presently apply, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on the statements of fact contained in the documents that we have examined, we are of the opinion that the Shares, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus and, if applicable, in accordance with the terms of the Underwriting Agreement and the resolutions adopted by the Board of Directors, will be validly issued, fully paid and nonassessable.

This opinion is issued as of the date hereof, and we assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact or circumstance that might change the opinion expressed herein after the date hereof. This opinion is limited to the matters set forth herein, and no opinion may be inferred or implied beyond the matters expressly contained herein.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Foley & Lardner LLP

Foley & Lardner LLP